TILT Holdings Reports Second Quarter 2023 Results

PHOENIX, August 14, 2023 -- TILT Holdings Inc. (“TILT" or the “Company”) (NEO: TILT) (OTCQX: TLLTF), a global provider of cannabis business solutions that include inhalation technologies, cultivation, manufacturing, processing, brand development and retail, is reporting its financial and operating results for the three and six months ended June 30, 2023. All financial information is reported in U.S. dollars and prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) unless otherwise indicated.

“I am encouraged by the progress we have made since I rejoined the Company in April.  We have instilled a stronger focus on cash management in order to achieve profitability and cash flow generation,” said Interim Chief Executive Officer, Tim Conder. “During the quarter, we identified and executed various cost saving measures and efficiency improvements through vendor rationalization, improved inventory management and decreased waste, and operational rightsizing. These initiatives are expected to result in annualized cost savings of approximately $8 million beginning in the third quarter of 2023.

“In addition to increased financial discipline and rigor, we are also refining our brand strategy to better leverage the strengths within our Jupiter business.  Instead of underutilizing this competitive advantage as has been the case historically, we plan to lean into Jupiter’s’ distinct capability set by helping leading inhalation brands expand into new markets through our plant-touching footprint.

“Looking ahead, we are intently focused on cash flow generation and prioritizing the strength of our balance sheet as we work to pay down debt and grow our cash reserves. We will continue to execute on our strategic refinement plan while optimizing our brand portfolio to better align with our core competencies in inhalation. As we progress through the year, we are excited to better unify Jupiter and our plant-touching businesses while building the foundation for profitable growth in 2024 and beyond.”

Q2 2023 Financial Summary

●	Revenue was $41.6 million in the three months ended June 30, 2023, compared to $47.1 million in the prior year period, with the decrease primarily attributable to Jupiter driven by lower sales volume as well as a number of orders occurring, but not fulfilled, at the end of the quarter, and lower average price in certain product lines. This was partially offset by growth in the Company’s plant-touching business.
●	Gross profit was $4.0 million, or approximately 9.7%, in the three months ended June 30, 2023, compared to $10.9 million or approximately 23.3% of in the prior year period. The decrease in gross margin was primarily due to a one-time write-down of inventory across the Company’s markets. Excluding the write down, gross margin would have been 21.4% for the second quarter of 2023.
●	Net loss was $26.9 million in the three months ended June 30, 2023, compared to a net loss of $7.1 million in the prior year period, with the difference primarily driven by $15.7 million of non-cash write down expenses related to inventory, investment and loans receivable in the second quarter of 2023.
●	Adjusted EBITDA (non-GAAP) increased to $1.5 million in the three months ended June 30, 2023 compared to $1.1 million in the prior year period. The increase was primarily driven by early progress with the Company’s strategic refinement and optimization initiatives.

●	At June 30, 2023, the Company had $4.1 million of cash, cash equivalents and restricted cash compared to $3.5 million at December 31, 2022. Notes payable net of discount at June 30, 2023 was $57.0 million compared to $59.7 million at December 31, 2022.

Recent Financing Update

●	In May 2023, the Company closed on an offering of up to $4.5 million in aggregate principal of senior secured promissory notes (the “Bridge Notes”), with an original issue discount of approximately $0.5 million, allowing access of funding up to $4.0 million from its existing secured note holders.
●	Simultaneous with the issuance of the Bridge Notes, the Company entered into a Consent, Confirmation, Limited Waiver and Forbearance Agreement with the noteholders of the February 2023 debt refinancing to suspend interest payments on the approximately $38 million in aggregate principal amount of amended and restated secured notes and approximately $8.2 million in aggregate principal amount of secured notes issued in February 2023.

Q2 2023 Operational Highlights

●	Appointed Tim Conder, Board member and former President and Chief Operating Officer of the Company, as Interim Chief Executive Officer and Mark Scatterday, founder of Jupiter and former Chief Executive Officer of the Company, as senior advisor focused on the Company’s inhalation business.
●	Appointed Brad Hoch, former Chief Financial Officer and current Chief Accounting Officer, as Interim Chief Financial Officer.
●	Appointed Arthur “Art” Smuck to the Company’s Board of Directors.

Earnings Call and Webcast

TILT management will host a conference call today at 5:00 p.m. Eastern time to discuss its financial and operational results.

Date: Monday, August 14, 2023

Time: 5:00 p.m. Eastern Time

Toll-free dial-in number: (877) 423-9813

International dial-in number: (201) 689-8573

Conference ID: 13740185

Webcast: TILT Q2 2023 Earnings Call

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be broadcast live and available for replay in the investor relations section of the Company’s website at www.tiltholdings.com.

About TILT

TILT helps cannabis businesses build brands. Through a portfolio of companies providing technology, hardware, cultivation and production, TILT services brands and cannabis retailers across 39 states in the U.S., as well as Canada, Israel, South America and the European Union. TILT’s core businesses include Jupiter Research LLC, a wholly-owned subsidiary and leader in the vaporization segment focused on hardware design, research, development and manufacturing; and cannabis operations, Commonwealth Alternative Care, Inc. in Massachusetts, Standard Farms LLC in Pennsylvania, Standard Farms Ohio, LLC in Ohio, and its partnership with the Shinnecock Indian Nation in New York. TILT is headquartered in Phoenix, Arizona. For more information, visit www.tiltholdings.com.

Forward-Looking Information

This news release contains forward-looking information and statements (together, “forward-looking information”) under applicable Canadian and U.S. securities laws which are based on current expectations. Forward-looking information is provided for the purpose of presenting information about TILT management’s current expectations and plans relating to the future and readers are cautioned that such statements may not be appropriate for other purposes. Forward-looking information may include, without limitation, the expectations with respect to growth and profitability, the expected performance of TILT’s cost saving measures and efficiency improvements, the expected annualized cost savings, the ability to reduce debt and increase TILT’s cash reserves, the expected performance of the collaboration between TILT and its brand partners, the expected number of brand partner product offerings, anticipated development, timing and release of future product offerings, the ability to optimize operations, the opinions or beliefs of management, prospects, opportunities, priorities, targets, goals, ongoing objectives, milestones, strategies, and outlook of TILT, and includes statements about, among other things, future developments and the future operations, strengths and strategy of TILT. Generally, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, "will", “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”. These statements should not be read as guarantees of future performance or results. These statements are based upon certain material factors, assumptions and analyses that were applied in drawing a conclusion or making a forecast or projection, including TILT’s experience and perceptions of historical trends, the ability of TILT to maximize shareholder value, current conditions and expected future developments, as well as other factors that are believed to be reasonable in the circumstances.

Although such statements are based on management’s reasonable assumptions at the date such statements are made, there can be no assurance that such forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking information. Accordingly, readers should not place undue reliance on the forward-looking information. TILT assumes no responsibility to update or revise forward-looking information to reflect new events or circumstances unless required by applicable law.

By its nature, forward-looking information is subject to risks and uncertainties, and there are a variety of risk factors, many of which are beyond the control of TILT, and that may cause actual outcomes to differ materially from those discussed in the forward-looking statements. Such risk factors include, but are not limited to, TILT’s ability to continue as a going concern, TILT’s ability to generate sufficient liquidity, TILT’s ability to execute on its cost saving measures and initiatives and those risks described under the heading “Item 1A. Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2022 filed by TILT, “Item 1A. Risk Factors” in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023  and “Item 1A. Risk Factors” in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 filed by TILT, and other subsequent reports filed by TILT with the United States Securities and Exchange Commission at www.sec.gov and on SEDAR at www.sedar.com.

Non-GAAP Financial and Performance Measures

In addition to providing financial measurements based on GAAP, the Company provides additional financial metrics that are not prepared in accordance with GAAP. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate the Company’s financial performance. These non-GAAP financial measures are EBITDA and Adjusted EBITDA. Management believes that these non-GAAP financial measures reflect the Company’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate the Company’s operating results and future prospects in the same manner as management. These non-GAAP financial measures may also exclude expenses and gains that may be unusual in nature, infrequent or not reflective of the Company’s ongoing operating results.

As there are no standardized methods of calculating these non-GAAP measures, the Company’s methods may differ from those used by others, and accordingly, the use of these measures may not be directly comparable to similarly titled measures used by others.

Accordingly, these non-GAAP measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are financial measures that are not defined under GAAP. The Company uses these non-GAAP financial measures, and believes they enhance an investor’s understanding of the Company’s financial and operating performance from period to period, because they exclude certain material non-cash items and certain other adjustments management believes are not reflective of the Company’s ongoing operations and performance. The Company calculates EBITDA as net income (loss), plus (minus) income taxes (recovery), plus (minus) finance expense (income), plus depreciation and amortization expense. Adjusted EBITDA is EBITDA excluding certain one-time, non-cash or non-operating expenses, as determined by management, including stock compensation expense, debt issuance costs and severance.

Please see “Reconciliation of Non-GAAP Measures” below for further information.

Company Contact:

Lynn Ricci, VP of Investor Relations & Corporate Communications

TILT Holdings Inc.

lricci@tiltholdings.com

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

TILT@elevate-ir.com

720.330.2829

Media Contact:

Leland Radovanovic

Trailblaze

TILT@trailblaze.com

Table 1: Condensed Consolidated Statements of Operations (Unaudited)

(Amounts Expressed in Thousands of United States Dollars)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Revenues, net	$41,599	$42,264	$47,055	$83,863	$89,407
Cost of goods sold	(37,559)	(33,468)	(36,110)	(71,027)	(69,109)
Gross profit	4,040	8,796	10,945	12,836	20,298

Operating expenses:
Wages and benefits	5,871	5,784	6,335	11,655	11,503
General and administrative	4,529	5,620	5,585	10,149	10,364
Sales and marketing	290	404	586	694	993
Share-based compensation	(2,358)	293	786	(2,065)	2,012
Depreciation and amortization	4,712	4,129	4,560	8,841	9,118
Impairment loss and loss on disposal of assets	4,947	188	6,669	5,135	7,366
Total operating expenses	17,991	16,418	24,521	34,409	41,356
Operating loss	(13,951)	(7,622)	(13,576)	(21,573)	(21,058)

Other (expense) income:
Interest income	(64)	64	56	—	74
Other income	3	97	4	100	7
Change in fair value of warrant liability	—	—	3,913	—	1,750
Gain on sale of assets	—	8,401	—	8,401	1
Gain on foreign currency exchange	(1)	—	—	(1)	—
Unrealized loss on investment	(6,400)	—	(49)	(6,400)	(94)
Loan receivable losses	(5,200)	(388)	(504)	(5,588)	(1,021)
Interest expense	(5,466)	(4,092)	(3,796)	(9,558)	(6,577)
Total other (expense) income	(17,128)	4,082	(376)	(13,046)	(5,860)
Loss from operations before income tax and non-controlling interest	(31,079)	(3,540)	(13,952)	(34,619)	(26,918)

Income taxes
Income tax benefit (expense)	2,742	(1,326)	6,898	1,416	8,230
Net loss before non-controlling interest	(28,337)	(4,866)	(7,054)	(33,203)	(18,688)
Less: Net income (loss) attributable to non-controlling interest	1,442	(9)	3	1,433	8
Net loss attributable to TILT Holdings Inc.	$(26,895)	$(4,875)	$(7,051)	$(31,770)	$(18,680)

Table 2: Reconciliation of Non-GAAP Measures

(Amounts Expressed in Thousands of United States Dollars)

	Three Months Ended			Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net (loss) income before non-controlling interest	$(28,337)	$(4,866)	$(7,054)	$(33,203)	$(18,688)

Add (Deduct) Impact of:
Interest income	64	(64)	(56)	—	(74)
Interest expense	5,466	4,092	3,796	9,558	6,577
Income tax expense (benefit)	(2,742)	1,326	(6,898)	(1,416)	(8,230)
Depreciation and amortization	6,695	5,980	6,128	12,675	12,296
Total Adjustments	9,483	11,334	2,970	20,817	10,569

EBITDA (Non-GAAP)	$(18,854)	$6,468	$(4,084)	$(12,386)	$(8,119)

Add (Deduct) Impact of:
Share-based Compensation	(2,358)	293	786	(2,065)	2,012
Severance	884	66	94	950	94
Gain on Sale of Assets	—	(8,401)	—	(8,401)	(1)
Legal Settlement	93	165	(360)	258	(360)
Unrealized Loss on Investment in Equity Security	6,400	—	49	6,400	94
Change in Fair Value of Financial Instruments	—	—	(3,913)	—	(1,750)
Loss on Loan Receivable	5,200	388	504	5,588	1,021
Impairment loss and loss on disposal of assets	4,947	188	6,669	5,135	7,366
Foreign Exchange (Gain) Loss	1	—	—	1	—
One Time Bad Debt Expense	—	384	—	384	—
One Time Adjustments	5,226	370	1,312	5,596	2,241
Total Adjustments	20,393	(6,547)	5,141	13,846	10,717

Adjusted EBITDA (Non-GAAP)	1,539	(79)	1,057	1,460	2,598

Table 3: Condensed Consolidated Statements of Cash Flows (Unaudited)

(Amounts Expressed in Thousands of United States Dollars)

	Six Months Ended
	June 30, 2023	June 30, 2022
Net Cash Provided by Operating Activities	$440	$3,763
Net Cash Provided by (Used in) Investing Activities	11,882	(14,802)
Net Cash (Used in) Provided by Financing Activities	(11,704)	38,770
Effect of Foreign Exchange on Cash and Cash Equivalents	(5)	(2)
Net Change in Cash and Cash Equivalents	613	27,729

Cash and Cash Equivalents and Restricted Cash, Beginning of Period	3,500	6,952

Cash and Cash Equivalents and Restricted Cash, End of Period	$4,113	$34,681

Table 4: Condensed Consolidated Balance Sheets (Select Items)

(Amounts Expressed in Thousands of United States Dollars)

	Periods Ended
	June 30, 2023	December 31, 2022
	(unaudited)	(audited)
Cash and Cash Equivalents	$2,815	$2,202
Restricted Cash	1,298	1,298
Trade Receivables and Others	26,086	26,698
Inventories	36,826	52,909
Total Current Assets	68,723	85,927
Property, Plant & Equipment, Net	54,319	67,937
Total Assets	258,218	293,978
Total Current Liabilities	63,126	125,497
Total Long-Term Liabilities	103,742	46,964
Total Shareholders’ Equity	91,350	121,517

Table 5: Reconciliation of Non-GAAP Measures for Gross Profit

(Amounts Expressed in Thousands of United States Dollars)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Revenues, net	$41,599	$42,264	$47,055	$83,863	$89,407
Cost of goods sold	(37,559)	(33,468)	(36,110)	(71,027)	(69,109)
Gross profit $	4,040	8,796	10,945	12,836	20,298
Gross profit %	9.7%	20.8%	23.3%	15.3%	22.7%

Add (Deduct) Impact of:
One-time inventory adjustments	4,878	—	—	4,878	—
Total Adjustments	4,878	—	—	4,878	—

Adjusted Gross Profit $ (Non-GAAP)	8,918	8,796	10,945	17,714	20,298
Adjusted Gross Profit % (Non-GAAP)	21.4%	20.8%	23.3%	21.1%	22.7%